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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-215085

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Maximum Offering Price	Amount of Registration Fee(1)

4.500% Senior Notes due 2029	$600,000,000	$72,720

5.400% Senior Notes due 2049	$600,000,000	$72,720

		$145,440

(1)
Pursuant to Rule 456(b), calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Prospectus Supplement to Prospectus dated December 14, 2016

$1,200,000,000

The Kroger Co.

$600,000,000 4.500% Senior Notes due 2029

$600,000,000 5.400% Senior Notes due 2049

        Kroger is offering two series of notes due January 15, 2029 (the "2029 notes"), and due January 15, 2049 (the "2049 notes" and, together with the 2029 notes, the "notes"). Kroger will pay interest on the notes on January 15 and July 15 of each year. The first interest payment on the notes will be made on July 15, 2019. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Kroger has the right to redeem all or any portion of the notes at any time at the applicable redemption prices described in this prospectus supplement, plus accrued and unpaid interest on the notes being redeemed to the date of redemption. If a change of control triggering event as described herein occurs, unless Kroger has exercised its option to redeem the notes, Kroger will be required to offer to repurchase the notes at the price described in this prospectus supplement.

        See "Risk Factors" beginning on page S-2 of this prospectus supplement to read about certain factors you should consider before buying notes.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Initial Public Offering Price	Underwriting Discount	Proceeds, before expenses, to Kroger
Per 4.500% note due 2029	99.403%	0.650%	98.753%
Total	$596,418,000	$3,900,000	$592,518,000
Per 5.400% note due 2049	99.646%	0.875%	98.771%
Total	$597,876,000	$5,250,000	$592,626,000

        The initial public offering prices set forth above do not include accrued interest, if any. Interest on the notes will accrue from January 14, 2019 and must be paid by the purchaser if the notes are delivered after January 14, 2019.

        The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on January 14, 2019.

Joint Book-Running Managers

Wells Fargo Securities (2029 notes and 2049 notes)	BofA Merrill Lynch (2049 notes)	Citigroup (2029 notes)	Goldman Sachs & Co. LLC (2049 notes)	US Bancorp (2029 notes)

BB&T Capital Markets (2029 notes)	BNY Mellon Capital Markets, LLC (2029 notes)	Fifth Third Securities (2049 notes)

MUFG (2029 notes)	RBC Capital Markets (2049 notes)	Santander (2049 notes)

Co-Managers

BofA Merrill Lynch (2029 notes)	BB&T Capital Markets (2049 notes)	BNY Mellon Capital Markets, LLC (2049 notes)	Citigroup (2049 notes)

Fifth Third Securities (2029 notes)	Goldman Sachs & Co. LLC (2029 notes)	Mizuho Securities (2029 notes and 2049 notes)	MUFG (2049 notes)	PNC Capital Markets LLC (2029 notes and 2049 notes)

RBC Capital Markets (2029 notes)	Santander (2029 notes)	US Bancorp (2049 notes)	Drexel Hamilton (2029 notes)	The Williams Capital Group, L.P. (2049 notes)

Prospectus Supplement dated January 7, 2019.

RISK FACTORS

        You should carefully consider the risk factors included in our SEC filings as well as the following matters in deciding whether to purchase the notes.

Our indebtedness could adversely affect us by reducing our flexibility to respond to changing business and economic conditions and increasing our borrowing costs.

        As of November 10, 2018, our total outstanding indebtedness, including capital leases and the current portion thereof, was approximately $15.0 billion. As of November 10, 2018, we maintained a $2.75 billion revolving credit facility that terminates on August 29, 2022. Outstanding borrowings under the credit facility and commercial paper borrowings, and some outstanding letters of credit, reduce funds available under the credit facility. As of November 10, 2018, we had $635 million of outstanding commercial paper and no borrowings under the credit facility. The outstanding letters of credit that reduced the funds available under our credit facility totaled $5.3 million as of November 10, 2018.

        This indebtedness could reduce our ability to obtain additional financing for working capital, acquisitions or other purposes and could make us more vulnerable to economic downturns and competitive pressures. Our needs for cash in the future will depend on many factors that are difficult to predict. These factors include results of operations, the timing and cost of acquisitions and efforts to expand existing operations.

        We believe that we will have sufficient funds from all sources to meet our needs over the next several years. We cannot assure you, however, that our business will generate cash flow at or above current levels. If we are unable to generate sufficient cash flow from operations in the future to pay our debt and make necessary investments, we will be required to:

  •
  refinance all or a portion of our existing debt;

  •
  seek new borrowings;

  •
  forego strategic opportunities; or

  •
  delay, scale back or eliminate some aspects of our operations.

        If necessary, any of these actions could have a material negative impact on our business, financial condition or results of operations.

        The notes will effectively rank equal in right of payment with approximately $15.0 billion of our other indebtedness as of November 10, 2018.

        In addition, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

Our sources of liquidity are dependent upon our lenders honoring their commitments.

        Our $2.75 billion committed revolving credit facility, maturing on August 29, 2022, continues to remain available. Letters of credit totaling $5.3 million as of November 10, 2018 reduce amounts available under the credit facility. Commercial paper borrowings also reduce amounts available under the credit facility. As of November 10, 2018, we had $635 million of outstanding commercial paper. Our liquidity could be affected if our committed lenders are unable or unwilling to honor their contractual obligations to us.

Our operations may be negatively impacted by a variety of factors.

        We obtain sales growth from new square footage, as well as from increased productivity from existing stores. Our ability to generate sales and earnings could be adversely affected by the increasingly competitive environment in which we operate. In addition, a prolonged labor dispute, delays in opening new stores, changes in the economic climate, unexpected changes in product cost, weather conditions and natural disasters, government regulations, or other unanticipated events, could adversely affect our operations.

THE COMPANY

        Kroger was founded in 1883 and was incorporated in 1902. We maintain our corporate offices in Cincinnati, Ohio, and as of November 10, 2018, we were one of the largest grocery retailers in the world based on annual sales. We also manufacture and process some of the food for sale in our supermarkets.

        As of November 10, 2018, directly or through subsidiaries we operated approximately 2,765 supermarkets, 2,270 pharmacies, 232 retail health clinics, 263 fine jewelry stores, 1,532 supermarket fuel centers, and 37 food production plants in the United States. We also operated directly or through subsidiaries an expanded Pickup offering, which is a personalized, order online, pick up at the store service.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $1.18 billion after deducting the underwriting discounts and estimated offering expenses payable by us. We expect to use the net proceeds of this offering to refinance long-term indebtedness and other indebtedness, including debt that matures in January 2019, and for general corporate purposes.

CONFLICTS OF INTEREST

        If any member of the Financial Industry Regulatory Authority ("FINRA") participating in this offering receives 5% or more of the net proceeds of the offering by reason of the repayment of our debt, that member will be deemed to have a "conflict of interest" within the meaning of FINRA Rule 5121, and this offering will be conducted in accordance with that rule. See "Underwriting—Conflicts of Interest."

DESCRIPTION OF THE NOTES

        The following description of the particular terms of the notes (referred to in the accompanying prospectus as the "debt securities") supplements, and to the extent it is inconsistent with the description in the accompanying prospectus, it replaces the description of the general terms and provisions of the debt securities in the accompanying prospectus. We will issue the notes under an indenture dated June 25, 1999, as it may be amended and supplemented from time to time, between Kroger and Firstar Bank, National Association, now known as U.S. Bank National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete and is qualified in its entirety by reference to the indenture.

General

        The 2029 notes initially will be limited to $600,000,000 aggregate principal amount, subject to our ability to issue additional notes that may be of the same series as the 2029 notes as described under "Further Issues." The 2049 notes initially will be limited to $600,000,000 aggregate principal amount, subject to our ability to issue additional notes that may be of the same series as the 2049 notes as described under "Further Issues." The 2029 notes will mature on January 15, 2029. The 2049 notes will mature on January 15, 2049.

        The notes will bear interest from January 14, 2019 at the rates shown on the front cover of this prospectus supplement. Interest on the notes is payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2019, to the person in whose name such note is registered at the close of business on January 1 or July 1, as the case may be, immediately preceding such interest payment dates. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

        The notes rank equally in right of payment with all of our existing and future unsecured senior debt. The notes rank senior to any future subordinated indebtedness.

        The notes will effectively rank equal in right of payment with approximately $15.0 billion of other indebtedness of the company as of November 10, 2018.

        The notes are unsecured and not entitled to any sinking fund.

        The notes will initially be issued only in registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof as described under "Book-Entry Procedures." We will issue global securities in denominations equal to the total principal amount of outstanding notes of the series represented by the global securities.

        If any interest payment date or the maturity date of the notes does not fall on a business day, payment of interest or principal otherwise payable on that day will be made on the next succeeding business day with the same effect as if made on the actual interest payment date or the maturity date of the notes, as the case may be, and no interest will accrue for the period from and after such interest payment date or maturity date. "Business day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City or Cincinnati, Ohio are authorized or obligated by law or executive order to close.

Optional Redemption

        The notes will be redeemable, in whole or in part, at our option at any time. If the 2029 notes are redeemed before October 15, 2028 (three months prior to their maturity date), or if the

2049 notes are redeemed before July 15, 2048 (six months prior to their maturity date) (each such date, the "Par Call Date"), the redemption price for the applicable notes will equal the greater of:

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  100% of the principal amount of the notes; and

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  the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, excluding accrued and unpaid interest on the date of redemption, from the redemption date to the Par Call Date of the applicable series. The discount to the redemption date will be made on a semi-annual basis based on a 360-day year, with each month consisting of 30 days. The discount rate will equal the equivalent yield to maturity of U.S. Treasury securities having a comparable maturity to the notes (assuming that the notes matured on the Par Call Date of the applicable series), plus 30 basis points with respect to the 2029 notes, and 40 basis points with respect to the 2049 notes. The determination of the rate will be made by an agent we appoint. Initially, that agent will be Wells Fargo Securities, LLC.

        The redemption price for the notes will include accrued and unpaid interest on the notes being redeemed to the date of redemption.

        In addition, on or after the Par Call Date of the applicable series the notes of such series will be redeemable, in whole or in part, at our option at any time, at a redemption price equal to 100% of the aggregate principal amount of the notes being redeemed plus accrued and unpaid interest on the notes being redeemed to the date of redemption.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless we default in payment of the redemption price, interest will cease to accrue on and after the redemption date on the notes or portions of the notes called for redemption.

Covenants

        The indenture provides that the following covenants will apply to us:

        Limitations on Liens.    We covenant that, so long as any notes remain outstanding, neither we nor any of our restricted subsidiaries will issue, assume or guarantee any secured debt or other agreement comparable to secured debt upon any material real property or operating asset unless these notes and other debt ranking equally to these notes also is so secured on an equal basis. This restriction will not apply to the following:

  (1)
  liens on any property or assets of any corporation existing at the same time such corporation becomes a restricted subsidiary provided that the lien does not extend to any of our other property or that of any other restricted subsidiaries;

  (2)
  liens existing on assets acquired by us, to secure the purchase price of assets, or to obtain a release of liens from any of our other property, incurred no later than 18 months after the acquisition, assumption, guarantee, or, in the case of real estate, completion of construction and commencement of operations;

  (3)
  liens securing indebtedness owing by any restricted subsidiary to us or another restricted subsidiary;

  (4)
  liens on any assets existing upon acquisition of a corporation through merger or by acquisition of all or substantially all of the assets by us or a restricted subsidiary;

  (5)
  liens in favor of the U.S., a foreign country, or any political subdivision to secure payments of debt incurred to finance the purchase of assets;

  (6)
  liens existing on our or any of our restricted subsidiaries' properties or assets existing on the date of the supplemental indenture; provided that the liens secure only those obligations which they secure on the date of the supplemental indenture or any extension, renewal or replacement thereof;

  (7)
  any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in clauses (1) through (6);

  (8)
  some statutory liens or other similar liens arising in the ordinary course of our or any of our restricted subsidiaries' business, or some liens arising out of governmental contracts;

  (9)
  some pledges, deposits or liens made or arising under worker's compensation or similar legislation or in some other circumstances;

  (10)
  some liens in connection with legal proceedings, including some liens arising out of judgments or awards;

  (11)
  liens for some taxes or assessments, landlord's liens, mechanic's liens and liens and charges incidental to the conduct of the business, or the ownership of our or any of our restricted subsidiaries' property or assets that were not incurred in connection with the borrowing of money and that do not, in our opinion, materially impair the use of the property or assets in the operation of our business or that of a restricted subsidiary or the value of the property or assets for its purposes; or

  (12)
  any other liens not included above, which together with amounts included in clause (1) of the next section do not exceed 10% of our consolidated net tangible assets.

        Limitation on Sale and Lease-Back Transactions.    We and our restricted subsidiaries will not sell and leaseback for a term greater than three years under a capital lease any material real property or operating assets unless:

  (1)
  we could incur secured debt on that property equal to the present value of rentals under the lease without having to equally secure the note; or

  (2)
  the sale proceeds equal or exceed the fair market value of the property and the net proceeds are used within 180 days to acquire material real property or operating assets or to purchase or redeem notes offered hereby or long term debt, including capital leases, that are senior to or rank on parity with these notes.

        This restriction does not apply to sale and lease-back transactions of material property or operating assets acquired or constructed after 18 months prior to the date of the indenture as long as a commitment for the sale and lease-back is made within 18 months of acquisition, in the case of operating assets, and of completion of construction and commencement of operations, in the case of material real property.

        For purposes of these covenants, a "subsidiary" is an entity that we directly or indirectly control, including partnerships in which we or our subsidiaries own a greater than 50% interest. Restricted subsidiaries are all of our subsidiaries other than those our board of directors has determined are not material.

        The covenants applicable to the notes would not necessarily afford holders protection in the event of a highly leveraged or other transaction involving us or in the event of a material adverse change in our financial condition or results of operation, and the notes do not contain any other provisions that are designed to afford protection in the event of a highly leveraged transaction involving us.

Merger and Consolidation

        The indenture provides that we will not merge or consolidate with any corporation, partnership or other entity and will not sell, lease or convey all or substantially all of our assets to any entity, unless:

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  we are the surviving entity, or the surviving or successor entity is a corporation or partnership organized under the laws of the United States or a State thereof or the District of Columbia and expressly assumes all our obligations under the indenture and the notes; and

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  immediately after the merger, consolidation, sale, lease or conveyance, we or the successor entity are not in default in the performance of the covenants and conditions of the indenture.

Change of Control

        If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the notes as described above, holders of notes will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their notes pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control Triggering Event, or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will be required to mail a notice to holders of notes describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the notes and described in such notice. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice. We must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the notes by virtue of such conflicts.

        On the Change of Control Payment Date, we will be required, to the extent lawful, to:

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  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

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  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

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  deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Kroger and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Kroger to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Kroger and its subsidiaries taken as a whole to another Person or group may be uncertain.

        For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

        "Below Investment Grade Rating Event" means the notes are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade below investment grade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

        "Change of Control" means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Kroger and its subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than Kroger or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Kroger's voting stock; or (3) the first day on which a majority of the members of Kroger's Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a wholly owned subsidiary of a holding company that has agreed to be bound by the terms of the notes and (2) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

        "Continuing Directors" means, as of any date of determination, members of the Board of Directors of Kroger who (1) were members of such Board of Directors on the date of the issuance of the notes; or (2) were nominated for election or elected to such Board of Directors with the approval of a majority of the continuing directors under clause (1) or (2) of this definition who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of Kroger's proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB– (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us.

        "Moody's" means Moody's Investors Service, Inc.

        "Person" means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity, or a government or political subdivision or agency thereof.

        "Rating Agencies" means (1) each of Moody's and S&P; and (2) if Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" as defined in Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody's or S&P, or any of them, as the case may be.

        "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Financial, Inc.

Book-Entry Procedures

        DTC.    The Depository Trust Company, New York, New York ("DTC"), will act as securities depository for the notes. The notes will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC's nominee. Fully-registered global notes will be issued with respect to each of the notes. See "Description of Debt Securities — Global Securities" in the accompanying prospectus for a description of DTC's procedures with respect to global notes.

        Ownership of beneficial interests in a global note will be limited to DTC participants and to persons that may hold interests through institutions that have accounts with DTC, including Euroclear and Clearstream ("participants"). Beneficial interests in a global note will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for the global note. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the notes will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

        Principal and interest payments on the global notes represented by a global security will be made to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the global notes represented by the global security for all purposes under the indenture. Accordingly, we, the trustee and the paying agent under the indenture will have no responsibility or liability for:

  •
  any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests in a global note represented by a global security;

  •
  any other aspect of the relationship between DTC and its participants or the relationship between the participants and the owners of beneficial interests in a global note held through the participants; or

  •
  the maintenance, supervision or review of any of DTC's records relating to the beneficial ownership interests.

        DTC has advised us that upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on DTC's records. The applicable underwriter or underwriters will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts in bearer form or registered in "street name," and will be the sole responsibility of those participants.

        A global note can only be transferred:

  •
  as a whole by DTC to one of its nominees;

  •
  as a whole by a nominee of DTC to DTC or another nominee of DTC; or

  •
  as a whole by DTC or a nominee of DTC to a successor of DTC or a nominee of the successor.

        Global notes represented by a global security can be exchanged for certificated notes in registered form only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for the global note and we do not appoint a successor depositary within 90 days after receiving the notice;

  •
  at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be so registered as a clearing agency;

  •
  we in our sole discretion determine that a global note will be exchangeable for certificated notes in registered form and notify the trustee of our decision; or

  •
  an event of default with respect to the notes represented by a global note has occurred and is continuing.

        A global note that can be exchanged under the previous paragraph will be exchanged for certificated notes that are issued in authorized denominations in registered form for the same aggregate amount. Those certificated notes will be registered in the names of the owners of the beneficial interests in the global note as directed by DTC.

        Except as provided above, owners of beneficial interests in a note will not be entitled to receive physical delivery of notes in certificated form and will not be considered the holders of the notes for any purpose under the indenture and no global notes represented by a global security will be exchangeable. Each person owning a beneficial interest in a global note must rely on the procedures of DTC (and if the person is not a participant, on the procedures of the participant through which the person owns its interest) to exercise any rights of a holder under the indenture or the global note. The laws of some jurisdictions require that purchasers of securities take physical delivery of the securities in certificated form. Those laws may impair the ability to transfer beneficial interests in a global note.

        DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE Euronext and the Financial Industry Regulatory Authority. Access to DTC's system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Redemption notices will be sent to DTC. If less than all of the notes within a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the series to be redeemed.

        Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date, which are identified in a listing attached to the omnibus proxy.

        We may, at any time, decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates representing the notes will be printed and delivered.

        Beneficial interests in the global note will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global note through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

        Clearstream.    Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the Underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

        Euroclear.    Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes a policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operation is regulated and examined by the Belgian Banking Commission.

        Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

        Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

        Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant's account. Credit for the notes will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream or Euroclear participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, if the trade fails, proceeds credited to the Clearstream or Euroclear participant's account will instead be valued as of the actual settlement date.

        You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as the United States.

        The information in this section concerning DTC, its book-entry system, Clearstream and Euroclear and their respective systems has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Discharge, Defeasance and Covenant Defeasance

        Under terms satisfactory to the trustee, we may discharge some obligations to holders of the notes which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or are scheduled for redemption within one year) by irrevocably depositing with the trustee cash or U.S. Government Obligations (as defined in the indenture) as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and interest on the notes.

        We may also discharge any and all of our obligations to holders of the notes at any time ("defeasance") or omit to comply with certain of the covenants contained in the indenture ("covenant defeasance"), but we may not avoid our duty to register the transfer or exchange of the notes, to replace any temporary, mutilated, destroyed, lost, or stolen notes or to maintain an office or agency for the notes. Defeasance or covenant defeasance may be effected only if, among other things:

  (1)
  we irrevocably deposit with the trustee cash or U.S. Government Obligations as trust funds in an amount certified to be sufficient to pay at maturity the principal of and interest on all outstanding notes; and

  (2)
  we deliver to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal and interest payments on the notes. In the case of defeasance, the opinion must be based on a ruling of the IRS or a change in U.S. federal income tax law occurring after the date of the indenture, since that result would not occur under current tax law.

Same-Day Settlement and Payment

        Settlement for the notes will be made by the underwriters in immediately available funds. We will pay all principal and interest in immediately available funds.

        Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the notes will trade in the DTC's same-day funds settlement system until maturity. As a result, DTC will require that secondary market trading activity in the notes be settled in immediately available funds.

        We cannot advise holders on the effect on trading activity in the notes of settlement in immediately available funds.

Further Issues

        We may from time to time, without notice to or the consent of the registered holders of the notes, create and issue further notes of a series. These further notes will rank equal with the notes of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of the further notes, or except for the first payment of interest following the issue date of the further notes). The further notes may be consolidated and form a single series with the notes of such series and may have the same terms as to status, redemption, or otherwise, as the notes.

The Trustee

        U.S. Bank National Association, formerly known as Firstar Bank, National Association, is the trustee under the indenture. In the performance of its duties, the trustee is entitled to indemnification for any act which would involve it in expense or liability and will not be liable as a result of any action taken in connection with the performance of its duties except for its own gross negligence or default. The trustee is protected in acting upon any direction or document reasonably believed by it to be genuine and to be signed by the proper party or parties or upon the opinion or advice of counsel. The trustee may resign upon written notice to us as provided in the indenture. The trustee may acquire our obligations for its own account. The trustee performs banking and other services for us, and is a lender under our credit facility.

UNITED STATES FEDERAL TAX CONSIDERATIONS

        The following summary describes the material United States federal income tax consequences and, in the case of a non-U.S. holder (as defined below), the material United States federal estate tax consequences, of purchasing, owning and disposing of the notes. This summary applies to you only if you are a beneficial owner of a note and you acquire the note in this offering for a price equal to the issue price of the notes of the applicable series. The issue price of the notes of a series is the first price at which a substantial amount of the notes of such series is sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

        This summary deals only with notes held as capital assets (generally, investment property) and does not deal with special tax situations such as:

  •
  dealers in securities or currencies;

  •
  traders in securities;

  •
  United States holders (as defined below) whose functional currency is not the United States dollar;

  •
  persons holding notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

  •
  persons subject to the alternative minimum tax;

  •
  certain United States expatriates;

  •
  financial institutions;

  •
  insurance companies;

  •
  controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations;

  •
  entities that are tax-exempt for United States federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

  •
  accrual method taxpayers that are required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account as revenue in applicable financial statements;

  •
  pass-through entities, including partnerships and entities and arrangements classified as partnerships for United States federal tax purposes, and beneficial owners of pass-through entities; and

  •
  persons that acquire the notes of a series for a price other than the issue price of the notes of such series.

        If you are a partnership (or an entity or arrangement classified as a partnership for United States federal tax purposes) holding notes, or a partner in such a partnership, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership, and you should consult your own tax advisor regarding the United States federal income and estate tax consequences of purchasing, owning and disposing of the notes.

        This summary does not discuss all of the aspects of United States federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any United States state or local income or foreign income or other tax consequences. This summary is based on United States federal income and estate tax law, including the provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), Treasury regulations, administrative rulings and judicial authorities, all as in effect or in existence as of the date of this prospectus supplement. Subsequent developments in United States federal income and estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income and estate tax consequences of purchasing, owning and disposing of notes as set forth in this summary. Before you purchase notes, you should consult your own tax advisor regarding the particular United States federal, state and local and foreign income and other tax consequences of acquiring, owning and disposing of the notes that may be applicable to you.

United States Holders

        The following summary applies to you only if you are a United States holder (as defined below).

Definition of a United States Holder

        A "United States holder" is a beneficial owner of a note or notes that is for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

  •
  an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or

  •
  a trust, if (1) a United States court is able to exercise primary supervision over the trust's administration and one or more "United States persons" (within the meaning of the Internal Revenue Code) has the authority to control all of the trust's substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a "United States person."

Interest

        Interest on your notes will be taxed as ordinary interest income. In addition:

  •
  if you use the cash method of accounting for United States federal income tax purposes, you will have to include the interest on your notes in your gross income at the time you receive the interest; and

  •
  if you use the accrual method of accounting for United States federal income tax purposes, you will have to include the interest on your notes in your gross income at the time the interest accrues.

Sale or Other Disposition of Notes

        Your tax basis in your notes generally will be their cost. Upon the sale, redemption, exchange or other taxable disposition of the notes, you generally will recognize taxable gain or loss equal to the difference, if any, between:

  •
  the amount realized on the disposition (less any amount attributable to accrued interest, which will be taxable as ordinary interest income to the extent not previously included in gross income, in the manner described under "United States Tax Considerations — United States Holders — Interest"); and

  •
  your tax basis in the notes.

        Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the disposition you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate United States holder, your long-term capital gain generally will be subject to a reduced rate of taxation.

Backup Withholding and Information Reporting

        In general, information reporting requirements apply to payments to a non-corporate United States holder of interest on notes and the proceeds of a sale or other disposition (including a retirement or redemption) of the notes.

        In general, "backup withholding" may apply:

  •
  to any payments made to you of principal of and interest on your note, and

  •
  to payment of the proceeds of a sale or other disposition of your note,

if you are a non-corporate United States holder and you fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules.

        Backup withholding is not an additional tax and may be credited against your United States federal income tax liability, provided that correct information is timely provided to the Internal Revenue Service.

Medicare Tax

        An additional 3.8% Medicare tax will be imposed on the net investment income of certain individuals, estates and trusts. For these purposes, "net investment income" will generally include interest on and capital gains from the sale or other disposition of securities like the notes, subject to certain exceptions. If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of the notes.

Non-U.S. Holders

        The following summary applies to you if you are a beneficial owner of a note and you are neither a United States holder (as defined above) nor a partnership (or an entity or arrangement classified as a partnership for United States federal tax purposes) (a "non-U.S. holder"). An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by among other ways, being present in the United States:

  •
  on at least 31 days in the calendar year, and

  •
  for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year.

        Resident aliens are subject to United States federal income tax as if they were United States citizens.

United States Federal Withholding Tax

        Under current United States federal income tax laws, and subject to the discussion below, United States federal withholding tax will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest on your notes under the "portfolio interest" exception of the Internal Revenue Code, provided that in the case of interest:

  •
  you do not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder;

  •
  you are not a controlled foreign corporation for United States federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code);

  •
  you are not a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code;

  •
  such interest is not effectively connected with your conduct of a United States trade or business; and

  •
  you provide a signed written statement, on an Internal Revenue Service Form W-8BEN or W-8BEN-E (or other applicable form) which can reliably be related to you, certifying under penalties of perjury that you are not a United States person within the meaning of the Internal Revenue Code and providing your name and address to:

  (A)
  us or our paying agent; or

  (B)
  a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our paying agent with a copy of this statement.

        The applicable Treasury regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

        If you cannot satisfy the requirements of the "portfolio interest" exception described above, payments of interest made to you will be subject to 30% United States federal withholding tax unless you provide the applicable withholding agent with a properly executed (1) Internal Revenue Service Form W-8ECI (or other applicable form) stating that interest paid on your notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, or (2) Internal Revenue Service Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

United States Federal Income Tax

        Except for the possible application of United States federal withholding tax (see "United States Federal Tax Considerations — Non-U.S. Holders — United States Federal Withholding Tax" above), backup withholding tax (see "United States Federal Tax Considerations — Non-U.S. Holders-Backup Withholding and Information Reporting" below) and FATCA withholding tax (see "United States Federal Tax Considerations — Foreign Account Tax Compliance Act" below), you generally will not have to pay United States federal income tax on payments of principal of and interest on your notes, or on any gain realized from (or accrued interest treated as received in connection with) the sale, redemption, retirement at maturity or other disposition of your notes unless:

  •
  in the case of interest payments or disposition proceeds representing accrued interest, you cannot satisfy the requirements of the "portfolio interest" exception described above (and your United States federal income tax liability has not otherwise been fully satisfied through the United States federal withholding tax described above);

  •
  in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your notes and specific other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain United States source capital losses, generally will be subject to a flat 30% United States federal income tax, even though you are not considered a resident alien under the Internal Revenue Code); or

  •
  the interest or gain is effectively connected with your conduct of a United States trade or business and, if required by an applicable income tax treaty, is attributable to a United States "permanent establishment" maintained by you.

        If you are engaged in a trade or business in the United States and interest or gain in respect of your notes is effectively connected with the conduct of your trade or business (and, if required by an applicable income tax treaty, is attributable to a United States "permanent establishment" maintained by you), the interest or gain generally will be subject to United States federal income tax on a net basis at the regular graduated rates and in the manner applicable to a United States holder (although the interest will be exempt from the withholding tax discussed in the preceding paragraphs if you provide to the applicable withholding agent a properly executed Internal Revenue Service Form W-8ECI (or other applicable form) on or before any payment date to claim the exemption). In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under an applicable United States income tax treaty.

United States Federal Estate Tax

        If you are an individual and are not a United States citizen or a resident of the United States (as specially defined for United States federal estate tax purposes) at the time of your death, your notes generally will not be subject to the United States federal estate tax, unless, at the time of your death:

  •
  you directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder; or

  •
  your interest on the notes is effectively connected with your conduct of a United States trade or business.

Backup Withholding and Information Reporting

        Under current Treasury regulations, backup withholding and certain information reporting will not apply to payments made on the notes to you if you have provided to the applicable withholding agent the required certification that you are not a United States person as described in "United States Tax Considerations — Non-U.S. Holders — United States Federal Withholding Tax" above, and provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person. However, the applicable withholding agent may be required to report to the IRS and you payments of interest on the notes and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement.

        The gross proceeds from the disposition of your notes may be subject to information reporting and backup withholding. If you sell your notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your notes through a non-U.S. office of a broker that:

  •
  is a United States person (as defined in the Internal Revenue Code);

  •
  derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

  •
  is a "controlled foreign corporation" for U.S. federal income tax purposes; or

  •
  is a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or

  •
  the foreign partnership is engaged in a U.S. trade or business,

unless the broker has documentary evidence in its files that you are not a United States person and certain other conditions are met or you otherwise establish an exemption. If you receive payments of the proceeds of a sale of your notes to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide a Form W-8BEN or W-8BEN-E (or other applicable form) certifying that you are not a United States person or you otherwise establish an exemption, provided that the broker does not have actual knowledge or reason to know that you are not a United States person or the conditions of any other exemption are not, in fact, satisfied.

        You should consult your own tax advisor regarding application of backup withholding in your particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Backup withholding is not an additional tax, and amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your United States federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

Foreign Account Tax Compliance Act

        Under the provisions of the Internal Revenue Code referred to as the "Foreign Account Tax Compliance Act" or "FATCA", additional United States withholding tax may apply to certain types of payments made to "foreign financial institutions," as specially defined under such rules, and certain other non-U.S. entities (including in circumstances where the foreign financial institution or non-U.S. entity is acting as an intermediary). The legislation imposes a 30% withholding tax on U.S. source interest paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the United States Treasury or, in the case of a foreign financial institution in a jurisdiction that has entered into an intergovernmental agreement with the United States, complies with the requirements of such agreement. In addition, the legislation imposes a 30% withholding tax on U.S. source interest paid to a non-financial foreign entity unless the entity certifies that it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. The legislation will apply to payments of interest on the notes. Prospective investors should consult their tax advisors regarding this legislation.

UNDERWRITING

        Kroger and the underwriters for the offering named below, for whom Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc. are acting as representatives, have entered into an underwriting agreement and a pricing agreement for offering the notes. Subject to conditions in these agreements, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table.

Underwriter	Principal Amount of 4.500% Notes due 2029	Principal Amount of 5.400% Notes due 2049
Wells Fargo Securities, LLC	$90,000,000	$90,000,000
Citigroup Global Markets Inc.	90,000,000	27,000,000
Goldman Sachs & Co. LLC	27,000,000	90,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	27,000,000	90,000,000
U.S. Bancorp Investments, Inc.	90,000,000	27,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	42,000,000	27,000,000
BNY Mellon Capital Markets, LLC	42,000,000	27,000,000
Fifth Third Securities, Inc.	27,000,000	42,000,000
MUFG Securities Americas Inc.	42,000,000	27,000,000
RBC Capital Markets, LLC	27,000,000	42,000,000
Santander Investment Securities Inc.	27,000,000	42,000,000
Mizuho Securities USA LLC	27,000,000	27,000,000
PNC Capital Markets LLC	27,000,000	27,000,000
Drexel Hamilton, LLC	15,000,000	—
The Williams Capital Group, L.P	—	15,000,000

Total	$600,000,000	$600,000,000

        The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

        Notes sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.400% of the principal amount of the 2029 notes and up to 0.525% of the principal amount of the 2049 notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.250% of the principal amount of the 2029 notes and up to 0.350% of the principal amount of the 2049 notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        Kroger estimates that its share of the total expenses of the offering, excluding the underwriting discounts, will be approximately $1.7 million.

        Kroger has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

New Issue of Notes

        Each series of the notes is a new issue of securities with no established trading market. The underwriters have advised Kroger that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

Short Sales; Stabilization; Penalty Bid

        In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Settlement

        Kroger expects that delivery of the notes will be made against payment therefor on or about the settlement date specified on the front cover of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 issued by the Securities and Exchange Commission (the "SEC") under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this prospectus supplement or the next two succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this prospectus supplement or the next two succeeding business days should consult their own advisor.

Selling Restrictions

Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

        This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order"), (iii) high net worth companies, and such other persons to whom they may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, and (iv) persons who are "qualified investors" within the meaning of Article 2(1)(e) of the Prospectus Directive (Directive 2003/71/EC as amended by Directive 2010/73/EU) (each such person being referred to as a "relevant person"). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

        Each underwriter has further represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of FSMA would not, if Kroger was not an authorized person, apply to Kroger; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an "accredited investor" (as defined in the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, securities (as defined in Section 2(1) of the SFA) or securities-based derivatives contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest in that trust (howsoever described) shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in to Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

        Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the company has determined, and hereby notifies all persons that the notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

        Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

CONFLICTS OF INTEREST

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. One or more of the underwriters or their affiliates have provided and may in the future provide various commercial or investment banking services and other services to Kroger and its affiliates. In addition, affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under Kroger's credit facility, and affiliates of some of the underwriters may be lenders in connection with Kroger's current and future commercial paper borrowings. U.S. Bancorp Investments, Inc., one of the representatives of the underwriters in this offering, is an affiliate of U.S. Bank National Association, the trustee under the indenture governing the notes. Mr. Ronald L. Sargent, a member of the board of directors of Kroger, is also a member of the board of directors of Wells Fargo Securities, LLC, one of the underwriters for this offering.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparts to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        We expect to use the net proceeds of this offering to refinance long-term indebtedness and other indebtedness, including debt that matures in January 2019, and for general corporate purposes. If any member of FINRA participating in this offering receives 5% or more of the net proceeds of the offering by reason of the repayment of such commercial paper, that member will be deemed to have a "conflict of interest" within the meaning of FINRA Rule 5121, and this offering will be conducted in accordance with that rule. Any FINRA member with a conflict of interest will not confirm sales to any account over which it exercises discretion without the specific written approval of the account holder.

VALIDITY OF THE NOTES

        The validity of the notes will be passed upon for Kroger by Christine S. Wheatley, Esq., Group Vice President, Secretary and General Counsel of Kroger, and for the underwriters by Freshfields Bruckhaus Deringer US LLP, New York, New York ("Freshfields"). Ms. Wheatley may rely as to matters of New York law upon the opinion of Freshfields and Freshfields may rely as to matters of Ohio law upon the opinion of Ms. Wheatley. As of November 10, 2018, Ms. Wheatley owned approximately 105,553 Kroger common shares and had options to acquire an additional 104,970 shares.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended February 3, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 FORWARD-LOOKING STATEMENTS

        The prospectus and this prospectus supplement contain, or incorporate by reference, certain statements that may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are based on certain assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes to be appropriate. The forward-looking statements included in the prospectus and this prospectus supplement are also subject to a number of material risks and uncertainties, including but not limited to the factors described under "Risk Factors" herein and economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices, and other factors discussed in our filings under the Securities Act and the Exchange Act. Prospective investors are cautioned that such forward-looking statements are not guarantees of future performance and that actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We undertake no obligation to update any forward-looking statement.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of the prospectus and this prospectus supplement, and information in documents that we file with the SEC after the date of this prospectus supplement and before we sell all of the notes will automatically update and supersede this information. We incorporate by reference (i) our Annual Report on Form 10-K for the year ended February 3, 2018, filed with the SEC on April 3, 2018, as amended by Amendment No. 1, filed with the SEC on April 18, 2018; (ii) our Quarterly Reports on Form 10-Q for the quarters ended May 26, 2018, filed with the SEC on June 29, 2018, August 18, 2018, filed with the SEC on September 25, 2018, and November 10, 2018, filed with the SEC on December 18, 2018; (iii) our Current Reports on Form 8-K filed with the SEC on June 29, 2018 and December 17, 2018; and (iv) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the notes. This Incorporation by Reference section supersedes the second paragraph of the section entitled "Where You Can Find More Information" in the base prospectus.

PROSPECTUS

The Kroger Co.

Debt Securities
Preferred Shares
Depositary Shares
Common Shares
Warrants

        We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        We may offer any of the following securities from time to time:

  •
  debt securities;

  •
  preferred shares;

  •
  depositary shares relating to preferred shares;

  •
  common shares; and

  •
  warrants to purchase debt securities, common shares or preferred shares.

        Our common shares are listed on the New York Stock Exchange under the symbol "KR". If we decide to seek a listing of any debt securities, preferred shares, depositary shares, or warrants offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

        Our principal executive offices are located at 1014 Vine Street, Cincinnati, Ohio 45202. Our telephone number is 513-762-4000.

        Investing in our securities involves risk. See "Risk Factors" beginning on page 1 and the documents incorporated herein by reference.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 14, 2016

ABOUT THIS PROSPECTUS

        This prospectus is part of a Registration Statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement.

        For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement and the documents we incorporate by reference contain the full text of certain contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase securities we may offer, you should review the full text of those documents. The registration statement and additional information can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

THE COMPANY

        Kroger was founded in 1883 and incorporated in 1902. As of November 5, 2016, we were one of the largest retailers in the world based on annual sales. We also manufacture and process food for sale in our supermarkets. Our principal executive offices are located at 1014 Vine Street, Cincinnati, Ohio 45202-1100, and our telephone number is (513) 762-4000.

        As of November 5, 2016, directly or through subsidiaries, we operated approximately 2,796 retail food stores, 787 convenience stores, 1,439 supermarket fuel centers, 324 fine jewelry stores, and an online retailer. Some of the convenience stores were franchised to third parties. We also operated directly or through subsidiaries 38 food production plants that permit us to offer quality, low-cost private label products.

RISK FACTORS

        You should carefully consider the specific risks described in our Annual Report on Form 10-K for the fiscal year ended January 30, 2016, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") before making an investment decision. See "Where You Can Find More Information" in this prospectus. You should also carefully review the cautionary statement in this prospectus referred to under "Special Note Regarding Forward-Looking Statements."

FORWARD LOOKING STATEMENTS

        Certain information included or incorporated by reference in this document may be deemed to be "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make other written and oral communications from time to time that contain such statements. Forward-looking statements include statements as to industry trends and our future expectations and other matters that do not relate strictly to historical facts and are based on certain assumptions by our management. These statements are often identified by the use of words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "should," "estimate" or "continue," and similar expressions or variations. These statements are based on the beliefs and assumptions of our management based on information currently available to our management. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in our Annual Report on Form 10-K for the fiscal year ended January 30, 2016, the risks described under the caption "Risk Factors" in any applicable prospectus supplement and any risk set forth in our other filings with the SEC that are incorporated by reference into this prospectus or any applicable prospectus supplement. You should carefully consider these factors before investing in our securities. Such forward-looking statements speak only as of the date they are made, and except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, actual events and results may vary significantly from those included in, contemplated or implied by forward-looking statements made by us or our representatives.

WHERE YOU CAN FIND MORE INFORMATION

        Kroger files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at www.sec.gov. You can find additional information about Kroger at ir.kroger.com.

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference (i) our Annual Report on Form 10-K for the year ended January 30, 2016, filed with the SEC on March 29, 2016; (ii) our Quarterly Reports on Form 10-Q for the quarter ended May 21, 2016, filed with the SEC on June 28, 2016, the quarter ended August 13, 2016, filed with the SEC on September 20, 2016, and the quarter ended November 5, 2016, filed with the SEC on December 13, 2016; (iii) our Current Reports on Form 8-K filed with the SEC on June 24, 2016 and October 3, 2016; and (iv) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities.

        You may request a copy of these filings, other than any exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus, at no cost, by writing or telephoning us at the following address:

The Kroger Co.
1014 Vine Street
Cincinnati, Ohio 45202
(513) 762-4000
Attention: General Counsel

        This prospectus is part of a Registration Statement we filed with the SEC. We have incorporated into this Registration Statement exhibits that include a form of proposed underwriting agreement and indenture. You should read the exhibits carefully for provisions that may be important to you.

        You should rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges of The Kroger Co. and consolidated subsidiary companies for the five fiscal years ended January 30, 2016 and for the quarters ended November 5, 2016 and November 7, 2015 is included as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended November 5, 2016 and is incorporated in this prospectus by reference.

USE OF PROCEEDS

        We will use the net proceeds from the sale of the securities to repay amounts under our credit facility or short-term borrowings and thereafter to use short-term borrowings or borrowings under our credit facility to repurchase, repay or redeem our outstanding indebtedness. We also expect to use borrowing proceeds for other general corporate purposes.

PLAN OF DISTRIBUTION

        We may sell the securities in any one or more of the following ways:

  •
  directly to investors;

  •
  to investors through agents or dealers;

  •
  through underwriting syndicates led by one or more managing underwriters; and

  •
  through one or more underwriters acting alone.

        If we use underwriters in the sale, the obligations of the underwriters to purchase the securities will be subject to conditions. The underwriters will be obligated to purchase all the securities offered, if any are purchased. The underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

        We may use agents in the sale of securities. Unless indicated in the prospectus supplement, the agent will be acting on a best efforts basis for the period of its appointment.

        If we use a dealer in the sale of the securities, we will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices it determines at the time of resale.

        We also may sell the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

        We may authorize underwriters, dealers or agents to solicit offers to purchase the securities under a delayed delivery contract providing for payment and delivery at a future date.

        We will identify any underwriters or agents and describe their compensation, including any discounts or commissions, in a prospectus supplement. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, as amended (the "Securities Act"). Any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions.

        We may have agreements with the underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers or agents may engage in transactions with, or perform services for, us in the ordinary course of their business.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes the terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to the particular series of debt securities.

        The debt securities will be issued under an indenture between Kroger and a trustee to be selected by us. The indenture allows us to have different trustees for each debt security offering.

        We have summarized the material terms of the indenture below. The indenture is included as an exhibit to the Registration Statement for these securities that we have filed with the SEC. You should read the indenture for the provisions that are important to you.

  Principal Terms of the Debt Securities

        The debt securities will rank equally in right of payment with all of our existing and future unsecured senior debt. The debt securities will rank senior to any future subordinated indebtedness.

        A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to that series of debt securities. These terms will include some or all of the following:

  •
  their type and title;

  •
  their total principal amount and currency;

  •
  the denominations in which they are authorized to be issued;

  •
  the percentage of their principal amount at which they will be issued;

  •
  the date on which they will mature;

  •
  if they bear interest, the interest rate or the method by which the interest rate will be determined;

  •
  the times at which any interest will be payable or the manner of determining the interest payment dates;

  •
  any optional or mandatory redemption periods and the redemption or purchase price;

  •
  any guarantees by our direct and indirect subsidiaries;

  •
  any sinking fund requirements;

  •
  any special United States federal income tax considerations;

  •
  whether they are to be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for the global securities;

  •
  any information with respect to book-entry procedures;

  •
  the manner in which the amount of any payments of principal and interest determined by reference to an index are determined; and

  •
  any other specific terms not inconsistent with the indenture.

Denominations, Registration, Transfer and Payment

        We will issue the debt securities in registered form without coupons or in the form of one or more global securities, as described below under "Global Securities." We will issue registered securities denominated in U.S. dollars only in denominations of $2,000 and integral multiples of $1,000. We will issue global securities in a denomination equal to the total principal amount of outstanding debt securities of the series represented by the global security. We will describe the denomination of debt securities denominated in a foreign or composite currency in a prospectus supplement.

        You may present registered securities for registration of transfer at the office of the registrar or at the office of any transfer agent designated by us.

        We will pay principal and any premium and interest on registered securities at the office of the paying agent. We may choose to make any interest payment (1) by check mailed to the holder's address appearing in the register or (2) by wire transfer to an account maintained by the holder as specified in the register. We will make interest payments to the person in whose name the debt security is registered at the close of business on the day or days specified by us.

        The trustee's principal office in the City of New York, Chicago, Cincinnati, or other location, will be designated as the sole paying agent for payments on registered securities.

Global Securities

        We will deposit global securities with the depositary identified in the prospectus supplement. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security.

        After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons that have accounts with the depositary. These account holders are known as "participants." The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person that holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

        We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

        Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of Kroger, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary, upon receipt of any payments, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of the participants.

        If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within ninety days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

Events of Default

        When we use the term "Event of Default" in the indenture, here are examples of what we mean:

  •
  we fail to pay the principal or any premium on any debt security when due;

  •
  we fail to deposit any sinking fund payment when due;

  •
  we fail to pay interest when due on any security for 30 days;

  •
  we fail to comply with any other covenant in the debt securities and this failure continues for 60 days after we receive written notice of it;

  •
  we default in any of our other indebtedness in excess of $50,000,000, and that results in an acceleration of maturity; or

  •
  we take specified actions relating to our bankruptcy, insolvency or reorganization.

        The supplemental indenture or the form of security for a particular series of debt securities may include additional Events of Default or changes to the Events of Default described above. You should refer to the prospectus supplement for the Events of Default relating to a particular series of debt securities. A default under one series of debt securities will not necessarily be a default under another series.

        If an Event of Default for debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the debt securities of that series outstanding may require us to immediately repay all of the principal and interest due on the debt securities of that series. The holders of a majority in principal amount of all of the debt securities of that series may rescind this accelerated payment requirement, if the rescission would not conflict with any judgment or decree by a court and if all existing Events of Default have been cured or waived.

        If an Event of Default occurs and is continuing, the trustee may pursue any remedy available to it to collect payment or to enforce the performance of any provision of the debt securities or the indenture.

        The holders of a majority in principal amount of the debt securities may generally waive an existing default and its consequences.

Modification of the Indenture

        The indenture may be amended without the consent of any holder of debt securities:

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to permit a successor to assume our obligations under the indenture;

  •
  to add additional covenants for the benefit of holders;

  •
  to add additional Events of Default;

  •
  to add or change provisions necessary to facilitate the issuance of securities; or

  •
  to entitle the securities to the benefit of security.

        The indenture may be amended with the written consent of the holders of at least 50% in principal amount of the debt securities of the series affected by the amendment. Holders of at least 50% in principal amount of the debt securities may waive our compliance with any provision of the indenture or the debt securities by giving notice to the trustee.

  However, no amendment or waiver that

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  changes the maturity of principal or any installment of principal or interest;

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  reduces the amount of principal or interest or premium payable on redemption;

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  reduces the amount of debt securities whose holders must consent to an amendment or waiver;

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  modifies provisions related to rights of holders to redeem securities at their option; or

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  changes other rights of holders as specifically identified in the indenture will be effective against any holder without the holder's consent.

Other Debt Securities

        In addition to the debt securities described above, we may issue subordinated debt securities that rank junior to our senior debt securities. These debt securities will be described in a prospectus supplement and will be issued pursuant to an indenture entered into between Kroger and a trustee that we select. The indenture will be filed with the SEC and qualified under the Trust Indenture Act.

Other Limitations

        The prospectus supplement may contain provisions that limit our ability to consolidate or merge with other companies. It also may contain provisions that limit our right to incur liens and to engage in sale and leaseback transactions.

DESCRIPTION OF CAPITAL STOCK

        Our Amended Articles of Incorporation, as amended, authorize us to issue 2,000,000,000 common shares, $1 par value per share, and 5,000,000 cumulative preferred shares, $100 par value per share. As of December 7, 2016, there were outstanding 938,124,655 common shares, and no cumulative preferred shares.

Common Shares

        All outstanding common shares are, and any shares issued under this prospectus will be, fully paid and nonassessable. Subject to rights of preferred shareholders if any preferred shares are issued and outstanding, holders of common shares

  •
  are entitled to any dividends validly declared;

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  will share ratably in our net assets in the event of a liquidation; and

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  are entitled to one vote per share.

        The common shares have no conversion rights. Holders of common shares have no preemption, subscription, redemption, or call rights related to those shares.

        Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., is the transfer agent and registrar for our common shares.

Preferred Shares

        This prospectus describes the terms and provisions of our preferred shares. When we offer to sell a particular series of preferred shares, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred shares. The preferred shares will be issued under a certificate of designations relating to each series of preferred shares. It is also subject to our Amended Articles of Incorporation.

        We have summarized the material portions of the certificate of designations below. The certificate of designations will be filed with the SEC in connection with an offering of preferred shares.

        Our Amended Articles of Incorporation, as amended, authorize us to issue 5,000,000 preferred shares, par value $100 per share. Our Board is authorized to designate any series of preferred shares and the powers, preferences and rights of the preferred shares without further shareholder action. As of December 7, 2016, we had no preferred shares outstanding.

        Our Board is authorized to determine or fix the following terms for each series of preferred shares, which will be described in a prospectus supplement:

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  the designation and number of shares;

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  the dividend rate;

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  the payment date for dividends and the date from which dividends are cumulative;

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  our redemption rights and the redemption prices;

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  amounts payable to holders on our liquidation, dissolution or winding up;

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  the amount of the sinking fund, if any;

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  whether the shares will be convertible or exchangeable, and if so the prices and terms; and

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  whether future shares of the series or any future series or other class of stock is subject to any restrictions, and if so the nature of the restrictions.

        When we issue preferred shares, they will be fully paid and nonassessable.

Dividends

        The holders of preferred shares will be entitled to receive cash dividends if declared by our Board of Directors out of funds we can legally use for payment. The prospectus supplement will indicate the dividend rates and the dates on which we will pay dividends. The rates may be fixed or variable or both. If the dividend rate is variable, the formula used to determine the dividend rate will be described in the prospectus supplement. We will pay dividends to the holders of record as they appear on the record dates fixed by our Board.

        Our Board will not declare and pay a dividend on any series of preferred shares unless full dividends for all series of preferred shares ranking equal as to dividends have been declared or paid and sufficient funds are set aside for payment. If dividends are not paid in full, we will declare any dividends pro rata among the preferred shares of each series and any series of preferred shares ranking equal to any other series as to dividends. A "pro rata" declaration means that the dividends we declare per share on each series of preferred shares will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred shares bear to each other.

        Unless all dividends on the preferred shares have been paid in full, we will not declare or pay any dividends or set aside sums for payment of dividends or distributions on any common shares or on any class of security ranking junior to the series of preferred shares, except for dividends or distributions paid for with securities ranking junior to the preferred shares. We also will not redeem, purchase, or otherwise acquire any securities ranking junior to the series of preferred shares as to dividends or liquidation preferences, except by conversion into or exchange for stock junior to the series of preferred shares.

Convertibility

        We will not convert or exchange any series of preferred shares for other securities or property, unless otherwise indicated in the prospectus supplement.

Redemption and sinking fund

        We will not redeem or pay into a sinking fund any series of preferred shares, unless otherwise indicated in the prospectus supplement.

Liquidation rights

        If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of any series of preferred shares will be entitled to receive the liquidation preference per share specified in the prospectus supplement and all accrued and unpaid dividends. We will pay these amounts to the holders of each series of the preferred shares, and all amounts owing on any preferred shares ranking equally with that series of preferred shares as to distributions upon liquidation. These payments will be made out of our assets available for distribution to shareholders before any distribution is made to holders of common shares or any class of shares ranking junior to the series of preferred shares as to dividends and liquidation preferences.

        In the event there are insufficient assets to pay the liquidation preferences for all equally-ranked classes of preferred shares in full, we will allocate the remaining assets equally among all series of equally-ranked preferred shares based upon the aggregate liquidation preference for all outstanding shares for each series. This distribution means that the distribution we pay to the holders of all shares ranking equal as to distributions if we dissolve, liquidate or wind up our business will bear the same relationship to each other that the full distributable amounts for which the holders are respectively entitled if we dissolve, liquidate or wind up our business bear to each other. After we pay the full amount of the liquidation preference to which they are entitled, the holders of a series of preferred shares will not be entitled to participate in any further distribution of our assets.

Voting rights

        Holders of preferred shares will be entitled to one vote per share, unless otherwise indicated in the prospectus supplement or otherwise required by law.

Transfer agent and registrar

        The prospectus supplement for each series of preferred shares will name the transfer agent and registrar.

DESCRIPTION OF DEPOSITARY SHARES

        This prospectus describes the terms and provisions of our depositary shares. When we offer to sell depositary shares, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement also will indicate whether the terms and provisions described in this prospectus apply to the depositary shares being offered.

        We have summarized the material portions of the deposit agreement below. The deposit agreement will be filed with the SEC in connection with an offering of depositary shares.

        We may offer fractional interests in preferred shares, rather than full preferred shares. If we do, we will provide for a depositary to issue to the public receipts for depositary shares, each of which will represent ownership of and entitlement to all rights and preferences of a fractional interest in a preferred share of a specified series. These rights include dividend, voting, redemption and liquidation rights. The applicable fraction will be specified in a prospectus supplement. The preferred shares represented by the depositary shares will be deposited with a depositary named in a prospectus supplement, under a deposit agreement among us, the depositary and the holders of the depositary receipts.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to file proof of residence and pay charges.

Dividends

        The depositary will distribute all cash dividends or other cash distributions received to the record holders of depositary receipts in proportion to the number of depositary shares owned by them on the relevant record date. The record date will be the same date as the record date we fix for the applicable series of preferred shares.

        If we make a non-cash distribution, the depositary will distribute property to the holders of depositary receipts, unless the depositary determines, after consultation with us, that it is not feasible to make this distribution. If this occurs, the depositary may, with our approval, adopt any other method for the distribution as it deems appropriate, including the sale of the property and distribution of the net proceeds from the sale.

Liquidation Preference

        If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of each depositary share will receive the fraction of the liquidation preference accorded each share of the applicable series of preferred shares.

Redemption

        If we redeem the series of preferred shares underlying the depositary shares, we will redeem the depositary shares from the redemption proceeds of the preferred shares held by the depositary. Whenever we redeem any preferred shares held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares representing the preferred shares being redeemed. The depositary will mail the notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary receipts.

Voting

        The depositary will promptly mail information contained in any notice of meeting it receives from us to the record holders of the depositary receipts. Each record holder of depositary receipts will be entitled to instruct the depositary as to its exercise of its voting rights pertaining to the number of preferred shares represented by its depositary shares. The depositary will try, if practical, to vote the preferred shares underlying the depositary shares according to the instructions received. We will agree to try to take all action that the depositary finds necessary in order to enable the depositary to vote the preferred shares in that manner. The depositary will not vote any of the preferred shares for which it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Shares

        If holders surrender depositary receipts at the principal office of the depositary and pay any unpaid amount due to the depositary, the owner of the depositary shares is entitled to receive the number of whole preferred shares and all money and other property represented by the depositary shares. Partial preferred shares will not be issued. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of preferred shares, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

        Holders of preferred shares received in exchange for depositary shares will no longer be entitled to deposit these shares under the deposit agreement or to receive depositary receipts.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders, other than any change in fees, of depositary shares will not be effective unless approved by the holders of at least a majority of the depositary shares then outstanding. An amendment may not impair the right of any owner of any depositary shares to surrender its depositary receipt with instructions to the depositary in exchange for preferred shares, money and property, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us or the depositary only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution to the holders of the preferred shares in connection with the liquidation, dissolution or winding up of our business, and the distribution has been made to all the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges attributable solely to the depositary arrangements. We will pay the depositary's charges for the initial deposit of the preferred shares and the initial issuance of the depositary shares, any redemption of the preferred shares and all exchanges for preferred shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other charges stated in the deposit agreement to be for their accounts. In some circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and may sell the depositary shares if those charges are not paid.

Obligations of Depositary

        The depositary will forward to the holders of depositary receipts all reports and communications from us that are delivered to it and that we are required to furnish to the holders of the preferred shares. In addition, the depositary will make available for inspection by holders of depositary receipts at its principal office, and at other places it deems advisable, any reports and communications received from us.

        We will not assume, and the depositary will not assume, any obligation or any liability under the deposit agreement to holders of depositary receipts other than for gross negligence or willful misconduct. We will not be liable, and the depositary will not be liable, if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith of our and their duties. We and the depositary will not be obligated to prosecute or defend any legal proceeding related to any depositary shares or preferred shares unless we receive satisfactory indemnity. We and the depositary may rely on written advice of our counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give this information. We also may rely on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so. At any time we may remove the depositary. The resignation or removal will take effect after a successor depositary is appointed and has accepted the appointment. We must appoint a successor within 60 days after delivery of the notice for resignation or removal and the successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

Federal Income Tax Consequences

        Owners of the depositary shares will be treated for federal income tax purposes as if they were owners of the preferred shares underlying the depositary shares. Accordingly, the owners will be entitled to take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred shares. In addition:

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  no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred shares in exchange for depositary shares;

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  the tax basis of each preferred share to an exchanging owner of depositary shares will, when exchanged, be the same as the aggregate tax basis of the depositary shares being exchanged; and

  •
  the holding period for preferred shares in the hands of an exchanging owner of depositary shares will include the period during which that person owned the depositary shares.

DESCRIPTION OF WARRANTS

        This prospectus describes the terms and provisions of the warrants. When we offer to sell warrants, we will describe the specific terms of the warrants and warrant agreement in a supplement to this prospectus. The prospectus supplement also will indicate whether the terms and provisions described in this prospectus apply to the warrants being offered.

        We have summarized the material portions of the warrant agreement below. The warrant agreement will be filed with the SEC in connection with an offering of warrants. You should read the warrant agreement for the provisions that are important to you.

        We may issue warrants for the purchase of our debt securities, preferred shares or common shares. Warrants may be issued alone or together with debt securities, preferred shares or common shares offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of the debt warrants, including the following:

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  their title;

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  their offering price;

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  their aggregate number;

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  the designation and terms of the debt securities that can be purchased when they are exercised;

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  the designation and terms of the debt securities that are issued with the warrants and the number of warrants issued with each debt security;

  •
  the date when they and any debt securities issued will be separately transferable;

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  the principal amount of debt securities that can be purchased when they are exercised and the purchase price;

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  the date on which the right to exercise warrants begins and the date on which the right expires;

  •
  the minimum or maximum amount of warrants that may be exercised at any one time;

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  whether they and the debt securities that may be issued when they are exercised will be issued in registered or bearer form;

  •
  information about book-entry procedures;

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  the currency in which the offering price and the exercise price are payable;

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  a discussion of material United States federal income tax considerations;

  •
  the antidilution provisions; and

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  the redemption or call provisions.

Stock Warrants

        The prospectus supplement relating to any particular issue of warrants to issue common shares or preferred shares will describe the terms of the stock warrants, including the following:

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  their title;

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  their offering price;

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  their aggregate number;

  •
  the designation and terms of the common shares or preferred shares that can be purchased when they are exercised;

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  the designation and terms of the common shares or preferred shares that is issued and the number of warrants issued with common shares or preferred shares;

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  the date when they and any common shares or preferred shares issued will be separately transferable;

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  the number of common shares or preferred shares that can be purchased when they are exercised and the purchase price;

  •
  the date on which the right to exercise them begins and the date on which the right expires;

  •
  the minimum or maximum amount that may be exercised at any one time;

  •
  the currency in which the offering price and the exercise price are payable;

  •
  a discussion of material United States federal income tax considerations;

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  the antidilution provisions; and

  •
  the redemption or call provisions.

 EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 30, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

        The validity of the securities will be passed upon for Kroger by Christine S. Wheatley, Esq., Group Vice President, Secretary and General Counsel of Kroger, and for any underwriters or agents by counsel named in the applicable prospectus supplement. As of December 13, 2016, Ms. Wheatley owned approximately 54,113 Kroger common shares, and had options to acquire an additional 127,369 common shares.